Exhibit 10.1
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VOLUME PURCHASE AGREEMENT
     This Volume Purchase Agreement (“VPA”), dated as of March 31, 2006 (the “Effective Date”), is made by and between Komag USA (Malaysia) Sdn., a Malaysia unlimited liability company (“Komag”), Komag, Incorporated, a Delaware Corporation (“Komag Inc.”), and Hitachi Global Storage Technologies Singapore Pte., Ltd., a Singapore corporation (“HITACHI GST”).
BACKGROUND
     A. HITACHI GST (and/or its Affiliates) desires to purchase certain Media Products in accordance with the terms of this VPA.
     B. Komag desires to sell to HITACHI GST (and/or its Affiliates) certain Media Products in accordance with the terms of this VPA.
     NOW THEREFORE, for and in consideration of the covenants, conditions, and undertakings hereinafter set forth, the parties agree as follows:
ARTICLE 1: DEFINITIONS
     For the purposes of this VPA, unless the context otherwise requires, the following terms will have the respective meanings set out below and grammatical variations of such terms will have corresponding meanings:
     1.1 [Intentionally Omitted]
     1.2 “Affiliate” of a party means any entity that directly or indirectly controls, is under common control with, or is controlled by, such party. As used in this definition, “control” means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through beneficial ownership of securities or other ownership interests, by contract or otherwise).
     1.3 [Intentionally Omitted]
     1.4 “Component” means a component of a HITACHI GST product.
     1.5 [Intentionally Omitted]
     1.6 “Days” means consecutive calendar days.
     1.7 “Defect” has the meaning set forth in Section 5.5.1.

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     1.8 “Delivery Date” or “Scheduled Delivery Date” means the date of delivery of Products as specified in Pull Requests.
     1.9 [Intentionally Omitted]
     1.10 “Disentanglement” has the meaning set forth in Section 9.4.1.
     1.11 “Effective Date” has the meaning set forth in the opening paragraph of this VPA.
     1.12 [Intentionally Omitted]
     1.13 “Exhibit” means an attachment to this VPA that is referenced in Section 2.4. Exhibits are incorporated herein by reference thereto.
     1.14 “FGI” has the meaning set forth in Section 5.1.
     1.15 “First Executive Conference” has the meaning set forth in Section 12.4.
     1.16 “Force Majeure Event” means an act of nature, civil disruption, power outage, public enemy, government action, or freight embargo beyond the control of a party.
     1.17 “HDDs” means hard disk drives.
     1.18 “Initial Term” has the meaning set forth in Section 9.1.
     1.19 “JIT Hubs” has the meaning set forth in Section 5.3.
     1.20 “Komag Group” means Komag Inc. and all of its subsidiaries.
     1.21 “Komag Shortfall” has the meaning set forth in Section 4.3.2.
     1.22 “Komag Shortfall Remedy Trigger” has the meaning set forth in Section 4.3.3.
     1.23 “Lead Time” means, for purposes of this VPA, the minimum length of time prior to a specific Delivery Date that Komag must receive a Pull Request to ensure delivery by such date, not to exceed 8 hours.
     1.24 [Intentionally Omitted]
     1.25 “Material Default” shall mean the occurrence of any of the following, provided that in the event any of the following conditions are cured within the time periods set forth therein, then no Material Default shall have occurred:
          1.25.1 Failure of Komag to deliver (subject to the conditions and requirements of Sections 4.3.2 and 6.7) in a given Quarter the Purchase Requirements during the applicable Quarter, or the failure of Komag to accept a valid and compliant Purchase Order in accordance with Section 5.2.2 (but subject to Section 5.5), and the

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failure by Komag to remedy such condition within ten (10) business days after Komag has received notice thereof (which notice must explicitly assert the existence and the nature of such condition under this Section 1.25.1);
          1.25.2 Failure of HITACHI GST (subject to the conditions and requirements of Sections 4.3 and 5.5.1) to timely issue valid and compliant Purchase Orders pursuant to Section 5.2.1 or HITACHI GST’s cancellation of such Purchase Orders, and the failure by HITACHI GST to cure such breach within ten (10) business days after HITACHI GST has received notice of such default (which notice must explicitly assert the existence and the nature of such condition under this Section 1.25.2);
          1.25.3 Other than (i) a failure of Komag under Section 1.25.1 above, (ii) a failure of HITACHI GST under Section 1.25.2 above and (iii) a breach of a payment obligation of HITACHI GST under Section 6.6, a material breach by either party of any obligation, covenant, or condition under this Agreement that is susceptible of cure, and the failure by the breaching party to cure such breach within thirty (30) Days after the breaching party has received notice of such default (which notice must explicitly assert the existence and the nature of such condition under this Section 1.25.3), provided that if the cure requires more than thirty (30) Days, a Material Default will be deemed to exist if the breaching party fails to (i) promptly take action to cure such breach as quickly as reasonably possible; or (ii) cure such breach within sixty (60) Days after the breaching party has received notice of such default;
          1.25.4 A failure of HITACHI GST to meet its payment obligations under Section 6.6, or
          1.25.5 An assignment or attempted assignment in violation of Section 12.5.
     1.26 “Media” means recording disks, manufactured by any entity, as used in data storage devices.
     1.27 [Intentionally Omitted]
     1.28 “New Capacity” means the increase in media capacity by Komag in connection with this Agreement.
     1.29 “Next Quarter” has the meaning set forth in Section 6.1.3.
     1.30 “Offset” has the meaning set forth in Section 6.5.4.
     1.31 “Overdue” has the meaning set forth in Section 6.6.
     1.32 “Price” or “Prices” means the amount(s) charged for Products, as specified in Section 6.1.
     1.33 “Product” means the Media manufactured by Komag.

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     1.34 “Program” means a HITACHI GST product classification, currently including, for example, “Vancouver 4” and “Kurofune 2” disk drives. A Program may include various capacities, numbers of disks per drive or drive performance specifications.
     1.35 [Intentionally Omitted]
     1.36 “Pull Request” means a request made by HITACHI GST to Komag for delivery of Product(s) to HITACHI GST from a JIT Hub.
     1.37 “Purchase Order” means a purchase order placed by HITACHI GST or any subsidiary of HITACHI GST to Komag for Products as contemplated by this VPA.
     1.38 “Purchase Requirements” has the meaning set forth in Section 4.1.1.
     1.39 “Quarter” means the applicable calendar quarter ending on March 31, June 30, September 30 and December 31 of a given calendar year.
     1.40 [Intentionally Omitted]
     1.41 “Second Term” has the meaning set forth in Section 9.1.
     1.42 “Section” means a numbered section of this VPA.
     1.43 “Specifications” means designs, drawings, prints and written descriptions, specification reviews and requirements for Products that have been developed or mutually accepted by HITACHI GST and Komag as of the date of this VPA, or which may be developed or mutually accepted by HITACHI GST and Komag during the term of this VPA.
     1.44 “Tolling Period” has the meaning set forth in Section 12.2.
     1.45 “Unit” means a single Product.
     1.46 “Unit Shortfall” has the meaning set forth in Section 5.5.1.
     1.47 “VPA” means this Volume Purchase Agreement, including the Exhibits.
     1.48 “HITACHI GST Shortfall Remedy Trigger” has the meaning set forth in Section 5.5.1.2.
2 ARTICLE 2: AGREEMENT STRUCTURE
     2.1 Background. Each party agrees to diligently cooperate with the other party to accomplish the objectives of this VPA.
     2.2 Agreement Components. This VPA consists of this VPA (including its Exhibits), Purchase Orders and Pull Requests. If there is a conflict among the terms and conditions of the various documents or an ambiguity created by differences therebetween, the order of precedence will be (i) this VPA (excluding its Exhibits), (ii) the Exhibits, and

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(iii) the Purchase Orders and Pull Requests. The VPA does not supersede the existing Goods Agreement #4902SD0054 (“Goods Agreement”), attached as Exhibit E, originally executed between Komag and IBM, which has been assigned by IBM to Hitachi Global Storage Technologies, Inc. In addition, this VPA does not supersede any unexpired Statements of Work to the Goods Agreement entered into between Komag and HITACHI GST and/or its Affiliates.
     2.3 Purchase Order. Purchase Orders will be used to convey the Price and number of Units, and accordingly Purchase Orders must contain the following: Komag-designated part number, Price, Units ordered, customer name, ship to address (destination), bill to address, and Purchase Order number. The parties acknowledge that such Purchase Orders, as well as confirming documents, acknowledgments, forms, invoices and the like used in the ordinary course of business may contain other terms and conditions. Subject to Section 2.2, the parties agree that this VPA will take precedence over any such document or other communication, representation or understanding whether oral or written and that any term or condition relating to the subject matter of this VPA that is inconsistent with this VPA (whether in contradiction to, in addition to, or that would result in any ambiguity with respect to any term or condition in this VPA) will be deemed deleted and be of no force, including, but not limited to, any term or condition purporting to supersede this VPA in whole or in part or purporting to make any offer, acceptance, term, condition or other action conditional upon acceptance of, or indicating agreement to, any inconsistent term or condition. The foregoing may not be modified or waived except by written agreement of the parties, specifically referencing this VPA, and signed by officers of both parties. The parties agree that, without limiting Section 12.1, the foregoing shall not be superseded, altered, or overridden by any provision in the Uniform Commercial Code as it may have been adopted by any competent jurisdiction.
     2.4 Exhibits. The following Exhibits are incorporated into this VPA by reference and deemed to be a part hereof:
       Exhibit A: Current Prices and Sample Prices
       Exhibit B: Progress Milestones
       Exhibit C: Warranty Verification and Disposition Flow Chart
       Exhibit D: Volume/Purchase Requirements
       Exhibit E: Goods Agreement
3 ARTICLE 3: PRODUCT QUALIFICATION AND DEVELOPMENT
     3.1 Qualification Process. Each of the parties shall use commercially reasonable efforts to qualify and to keep qualified Komag’s Products on at least one Program at all

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times. Such efforts will require qualification of Products in combination with other Components (such as multiple combinations of Media and recording heads), as well as the subsequent qualification of HITACHI GST’s disk drives incorporating such combinations.
     3.2 Qualification Locations. Following the Effective Date, Komag intends to manufacture Products under this Agreement at factory locations in Penang, Malaysia.
4 ARTICLE 4: PRODUCT PURCHASE AND SALE COMMITMENTS
     4.1 Volume.
          4.1.1 Subject to Section 4.3, Komag agrees that it shall supply to HITACHI GST (and/or its Affiliates and/or authorized contract manufacturers), and HITACHI GST agrees that it (and/or or its Affiliates and/or authorized contract manufacturers) shall purchase from Komag, at the volumes of Product set forth in Exhibit D (the “Purchase Requirements”). For purposes of clarification, any Hitachi GST obligations regarding the Purchase Requirements or procedures associated with the purchase of Products may be fulfilled by any HITACHI GST Affiliate.
          4.1.2 In an effort to bring the New Capacity up to its operational capacity as soon as is practicable to both (a) satisfy the Purchase Requirements and (b) maximize the availability of Product for HITACHI GST beyond the Purchase Requirements for each Quarter, Komag shall use all commercially reasonable efforts and assign all commercially reasonable resources to (1) expedite the completion of the New Capacity and the qualification of Products for HITACHI GST and (2) maximize the utilization of New Capacity and existing capacity to improve yields. HITACHI GST shall cooperate in good faith with Komag and provide all commercially reasonable assistance necessary to help achieve such goals. The parties shall meet regularly to review, develop and update plans and review progress toward goals. Komag and HITACHI GST agree that if Komag produces any Products, other than sample Products, from the New Capacity in excess of Purchase Requirements, such excess shall first be offered to HITACHI GST for purchase. If HITACHI GST declines to purchase such excess Products, then Komag may use the excess New Capacity to offer Products to its other customers.
          4.1.3 [***].
     4.2 [intentionally omitted]
     4.3 Exceptions and Qualifications to Purchase Requirements.
4.3.1	Provided that Komag remains qualified on a Program pursuant to which HITACHI GST may be able to use quantities of Products, the purchase of which would be sufficient to satisfy the Purchase Requirements of Section 4.1, then HITACHI GST must (to the extent commercially and economically reasonable) first satisfy its Purchase Requirements with purchases of Products for such Programs.

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4.3.2	If Komag (a) does not deliver the Purchase Requirements due to failure of a Product or Products to qualify for a particular Program or Programs; or (b) refuses or is unable to deliver Products to satisfy duly accepted Purchase Orders in quantities equal to the Purchase Requirements for the then applicable Quarter, then HITACHI GST shall notify Komag of such condition (or, if Komag becomes aware of such condition prior to HITACHI GST becoming aware of such condition, Komag shall notify HITACHI GST immediately) and give Komag five (5) business days to remedy the condition before electing a remedy in accordance with Section 4.3.3; provided, however, in the case of clause (a) and (b) of this Section 4.3.2, if the difference between actual Komag Product deliveries and the Purchase Requirements for a Quarter (the “Komag Shortfall”) is not more than [***] percent ([***]%) of the Purchase Requirements for such Quarter, Komag may increase the Purchase Requirement for the subsequent Quarter by a number of Units equal to the Komag Shortfall, and no breach of Section 4.1.1 shall have occurred (it being understood that if Komag fails to make up the full Komag Shortfall in the subsequent Quarter, HITACHI GST may freely elect its remedies pursuant to Section 4.3.3 and this VPA).

4.3.3	In the event that (A) Komag does not make up the Komag Shortfall in the immediately following Quarter, or (B) the Komag Shortfall is more than [***] percent ([***]%) of the Purchase Requirements for any Quarter (each a “Komag Shortfall Remedy Trigger”), then HITACHI GST and Komag shall meet to discuss an amicable resolution and allocation of the Purchase Requirements, which shall be set forth in writing and reference this VPA, and in the event that such resolution has not been reached within five (5) business days of HITACHI GST’s notice to Komag of the Komag Shortfall Remedy Trigger, then HITACHI GST shall then be entitled at its sole discretion to elect the following remedies:
4.3.3.1	continue under the terms of this VPA and reduce the Purchase Requirements for the relevant Quarter only and make allocations to and purchase Units from other suppliers; or

4.3.3.2	continue under the terms of this VPA and allow Komag to increase the Purchase Requirements for the subsequent Quarter (and for that Quarter only) by a number of Units determined by HITACHI GST, up to a number equal to the Komag Shortfall (it being understood that if Komag fails to make up such Komag Shortfall amount determined by HITACHI GST in the subsequent Quarter, HITACHI GST may freely elect its remedies pursuant to this Section 4.3.3 and this VPA); or

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4.3.3.3	terminate this VPA in accordance with Section 9.2 and take the Offset under Section 6.7 below.
5 ARTICLE 5: PURCHASE OF PRODUCTS BY HITACHI GST
     5.1 Forecasts and Planning Schedules. HITACHI GST shall provide to Komag a current written forecast of demand for Products HITACHI GST expects to purchase during the first twelve (12) months of the term of this VPA, which forecast shall include the Purchase Requirements for each Quarter and may include forecasts for additional Product needs. Thereafter during the term of this VPA, on a monthly basis, HITACHI GST shall provide an updated forecast for any quantities of such Product HITACHI GST expects to purchase in the following twelve (12) months, which forecast shall include the Purchase Requirements for each Quarter and may include forecasts for additional product needs. The most recently issued forecast will supersede all previous forecasts. Consistent with current practice, Komag shall respond within seven (7) days with its supply commitment for the following twelve (12) months. Komag shall also provide, on a monthly basis, a daily ship schedule for the following month at least fourteen (14) days prior to each month. In addition, during the term of this VPA on a monthly basis, Komag shall provide to HITACHI GST a current written summary of the Product finished goods inventory (“FGI”) intended for HITACHI GST. This summary shall list by Komag manufacturing site and JIT Hub location the amounts and types of FGI being held by Komag for each of HITACHI GST’s Programs. All such forecasts by HITACHI GST and any confirmations or other written summaries of FGI issued by Komag are intended to be non-binding and designed only to assist the parties in allocating resources.
     5.2 Issuing Purchase Orders and Pull Requests.
5.2.1	Consistent with the parties’ current practice, HITACHI GST shall submit to Komag a [***] Purchase Order for all Units HITACHI GST must purchase pursuant to the Purchase Requirements of Section 4.1. Hitachi GST may also include other volumes provided by this VPA on the same Purchase Order.

5.2.2	With respect to Purchase Orders issued pursuant to Section 5.2.1 and in full compliance with Section 2.3, no more than two (2) business days after receipt of each such Purchase Order, Komag shall issue an acceptance of the Purchase Order in writing confirming the quantity and other terms thereof; provided, however, that if such Purchase Orders include quantities that are inconsistent with the Purchase Requirements or do not meet the requirements of Section 2.3, Komag shall follow the procedures and remedies set forth in Section 5.5.

5.2.3	HITACHI GST shall transmit a Pull Request by facsimile or other agreed upon means to communicate to Komag, at the applicable JIT Hub, the part number, quantity, delivery location and Delivery Date and time of each

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Product required. HITACHI GST’s transmission of a Pull Request is authorization for Komag to deliver Product to HITACHI GST against the Purchase Order for the part numbers and quantities set forth in the Pull Request. Komag shall deliver Product from the applicable JIT Hub upon receipt of a Pull Request in accordance with applicable Lead Times. HITACHI GST and Komag shall, prior to the commencement of each Quarter, establish mutually acceptable Lead Times for Pull Requests, which Lead Times shall in no event exceed eight hours.
     5.3 Komag Production and Inventory. During the term of this VPA, HITACHI GST will be issuing forecasts and Purchase Orders and Komag will be producing FGI to meet the Purchase Requirements. HITACHI GST’s forecast for a certain Quarter is not, and should not be deemed to be, a commitment by HITACHI GST to buy or Komag to sell a specific amount of Product in a specific period of time. Komag will use just-in-time delivery hubs located at or near HITACHI GST’s manufacturing or distribution facilities in China and Thailand (“JIT Hubs”) with respect to its obligations to provide the Purchase Requirements. Komag will: (i) bear all costs associated with warehousing Products in the JIT Hub(s); (ii) ensure that HITACHI GST may withdraw Products from the JIT Hub(s) in accordance with the terms of this VPA; (iii) retain title to Products until they are physically delivered to HITACHI GST or its carrier upon withdrawal from the JIT Hub(s); (iv) fully insure or require the JIT Hub operator to fully insure all Products in transit to or stored at a JIT Hub against all risk of loss or damage until such time as HITACHI GST takes title to them; and (v) require that the JIT Hub operator take all steps necessary to protect all Products in a JIT Hub consistent with good commercial warehousing practice. The parties may enter into SOWs or other agreements regarding JIT hub practices, if needed.
     5.4 End of Life. HITACHI GST shall use commercially reasonable efforts to notify Komag as soon as possible before the termination of each Program.
     5.5 Liability on Cancellation or Deficient Issuance of a Purchase Order.
5.5.1	Section 5.2.1 Purchase Orders.
5.5.1.1	HITACHI GST must issue a Purchase Order for Units of Product equal to the Purchase Requirements in each Quarter pursuant to Section 5.2.1. In the event that HITACHI GST fails to (i) timely issue such Purchase Order, (ii) cancels such Purchase Order in writing or (iii) deficiently issues such Purchase Order (such that the aggregate number of Units requested in a given Quarter is less than the Purchase Requirements (such shortfall in the number of Units, the “Unit Shortfall”), and each of (i), (ii) or (iii), a “Defect”), Komag may elect a remedy in accordance with Section 5.5.1.2, provided, however, that prior to taking any of the foregoing actions, Komag must

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(a)give HITACHI GST written notice of the Defect and give HITACHI GST a single five (5) business day period to correct such Defect and issue or re-issue such Purchase Order, and the time requirement for issuing such Purchase Order set forth in Section 5.2.1 shall be extended accordingly, and (b) if HITACHI GST’s Unit Shortfall in a given Quarter is not greater than [***] percent ([***]%) of its Purchase Requirements for that Quarter, then HITACHI GST may increase the Purchase Requirement for the subsequent Quarter by a number of Units equal to the Unit Shortfall, and no breach of Section 4.1.1 shall have occurred (it being understood that if HITACHI GST fails to make up the full Unit Shortfall in the subsequent Quarter, Komag may freely elect its remedies pursuant to Section 5.5.1.2 and this VPA).

5.5.1.2	In the event that (A) HITACHI GST fails to make up the full Unit Shortfall for a Quarter in the following Quarter, or (B) the Unit Shortfall in any given Quarter is more than [***] percent ([***]%) of the Purchase Requirements for such Quarter (each a “HITACHI GST Shortfall Remedy Trigger”), then HITACHI GST and Komag shall meet to discuss an amicable resolution and allocation of the Purchase Requirements, which shall be set forth in writing and reference this VPA, and in the event that such resolution has not been reached within five (5) business days of Komag’s notice to HITACHI GST of the HITACHI GST Shortfall Remedy Trigger, then Komag shall then be entitled at its sole discretion to elect the following remedies:
5.5.1.2.1	[Intentionally Omitted]

5.5.1.2.2	waive the breach and continue under the terms of this VPA; Komag shall be free to use the Unit Shortfall in that Quarter only for any other purpose it elects, including manufacturing Products to sell to third party purchasers; furthermore, if Komag wishes to reduce the Purchase Requirements on a going forward basis as a result of the Unit Shortfall, the parties shall meet in good faith to discuss a mutually acceptable solution, such meeting to include an executive from each party if desired by the other

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party (the parties may also use the Dispute Resolution method of Section 12.4); or

5.5.1.2.3	waive the breach and continue under the terms of this VPA and allow HITACHI GST to increase the Purchase Requirement for the subsequent Quarter by a number of Units determined by HITACHI GST, up to a number equal to the Unit Shortfall, but at least [***]% of the Purchase Requirements for that Quarter (it being understood that if HITACHI GST fails to make up the agreed amount of Unit Shortfall in the subsequent Quarter, Komag may freely elect its remedies pursuant to this Section 5.5.1.1 and this VPA).

5.5.1.2.4	If Hitachi GST does not make up the Unit Shortfall as set forth in Section 5.5.1.2.3, Komag may invoke the dispute resolution procedures in either 6.2.1 or 12.4. In such discussions, the parties will explore in good faith all available options to mitigate harm to Komag, which may include, but are not limited to, reducing or extending the term of this VPA, reducing or increasing the Purchase Commitment for future Quarters, and other measures to allow Komag to mitigate its damages, such as transferring capacity to other customers.
6 ARTICLE 6: PRICE AND PAYMENT TERMS FOR PRODUCTS
     6.1 Product Pricing. All Prices shall be in U.S. Dollars.
6.1.1	Current Prices. The current Unit Prices that HITACHI GST will pay for all Products purchased during the first Quarter pursuant to this VPA are in U.S. Dollars and set forth in Exhibit A (the “Prices”). The Prices for such Products are subject to adjustment following the first Quarter of the term of this VPA in accordance with Section 6.1.3.

6.1.2	[***]. In the event that HITACHI GST elects to challenge the pricing of the Products under this Section 6.1.2, the parties shall follow the procedures set forth in Section 6.2 below.

6.1.3	Subsequent Prices for All Products. Komag shall make commercially reasonable efforts to increase efficiencies and take other measures so as to

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reduce prices on an ongoing basis. The parties agree to negotiate in good faith to set the Prices for any Products under any Program. Such negotiations must commence on a date beginning no later than fifty (50) Days before the beginning of the Quarter following the then current Quarter (the “Next Quarter”) and the parties must conclude such negotiations no later than twenty (20) Days before the beginning of the Next Quarter. Komag shall, no later than nineteen (19) Days before the beginning of the Next Quarter, notify HITACHI GST of the mutually agreed-upon Prices applicable to the Next Quarter by means of a pricing letter. Notwithstanding the foregoing, the parties agree that the review of such Prices shall not require the parties to modify any of the non-price terms of this VPA.
     6.2 Pricing Disputes.
6.2.1	In the event the parties cannot agree upon pricing as described in Section 6.1.2 or Section 6.1.3, either party may, upon written notice to the other, submit such dispute to the Chief Executive Officer of Komag and the Chief Operating Officer of HITACHI GST, or their respective designees, who shall meet to attempt to resolve the dispute by good faith negotiations. The parties may also use the Dispute Resolution procedure set forth in Section 12.4.

6.2.2	Audit Rights. With respect to [***] Section 6.1.2, HITACHI GST may appoint an independent auditor (reasonably acceptable to Komag) to validate Komag’s records [***].
     6.3 [Intentionally Omitted]
     6.4 [Intentionally Omitted]
     6.5 Invoices. For shipments through Komag’s designated JIT Hub, Komag shall invoice HITACHI GST upon delivery of Product to the delivery location indicated on the Pull Request. For shipments direct to HITACHI GST, Komag will invoice upon shipment. Terms for payment of all invoices will be net [***] Days from date of invoice.
     6.6 Late Payment. If HITACHI GST fails to make a timely payment on any invoice, Komag will provide HITACHI GST with a notice of late payment and give HITACHI GST [***] Days to pay the invoice. If HITACHI GST fails to make full payment on the invoice within the [***] Day period, KOMAG may invoke the dispute resolution procedure of Section 6.2.1 or 12.4. In any event, the executives of both HITACHI GST and KOMAG shall attempt in good faith to reach a mutually acceptable resolution within [***] Days.
     6.7 Right of Offset. HITACHI GST may immediately set off and recoup any amounts HITACHI GST (including its subsidiaries or Affiliates) owes Komag (including its subsidiaries and Affiliates), regardless of when payment is due, against any debt, credit or other obligation or liability payable by Komag to HITACHI GST, including the [***]

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Balance (regardless of whether such debt, credit, obligation or liability arose out of or relates to this VPA) (the “Offset”), and such Offset will be effective even if a receiver, custodian, trustee, examiner, liquidator or similar official has been appointed for Komag or any substantial portion of its assets, upon the occurrence of the following events:
6.7.1.1	ten (10) business days after Komag’s receipt of written notice from HITACHI GST of Komag’s Material Default, unless such failure or performance is corrected within such ten-day period; or

6.7.1.2	Komag’s cessation of business, liquidation or dissolution; or

6.7.1.3	the occurrence of any insolvency event described in Section 9.3; or
     assignment or attempted assignment in violation of Section 12.4. After the Offset, in the event the [***] Balance remains positive, Komag shall make a cash payment of the remaining [***] Balance to HITACHI GST in a reasonable period of time not to exceed [***] Days.
7 ARTICLE 7: SHIPMENT AND DELIVERY OF PRODUCTS
     7.1 Shipment of Product. Consistent with the existing JIT Hub agreement(s) and pull processes, Product delivery made by Komag will be DDU to the JIT Hub. HITACHI GST will assume title after Products have been pulled from JIT Hub. Both parties also understood that Komag will bear risk of loss or damage during transportation or storage prior to HITACHI GST accepted title transfer. Late Delivery. Komag shall notify HITACHI GST immediately if for any reason Komag fails to comply or anticipates that it may fail to comply with the timing terms of a Pull Request (i.e., failure to meet a Delivery Date). In the event of a late delivery, without limiting the rights and remedies available to HITACHI GST under this VPA, the parties will cooperate in good faith to minimize the disruption caused to HITACHI GST by such late delivery.
     7.2 [Intentionally Omitted]
8 ARTICLE 8: WARRANTIES
     8.1 General Mutual Warranties. Each party has the corporate power and authority to own its properties and to carry on its business as now being conducted and as contemplated to be conducted. Each party is duly qualified to do business and in good standing as a foreign corporation under the laws of each jurisdiction in which the failure to be so qualified would have a material adverse effect on it.
     8.2 KOMAG Warranties. In addition to the warranty provisions set forth in the Goods Agreement and SOW, for a period of fifteen (15) months from the date of Komag’s invoice for each Unit of Product (the “Warranty Period”), Komag represents and warrants

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that each Unit of Product is (i) free from defects in materials or workmanship and (ii) conforms to the Specifications.
     8.3 Warranty Procedure. The parties agree to use the return material authorization process described in the Warranty Verification and Disposition flow chart set forth in Exhibit C to manage and dispose of the Products returned to HITACHI GST under warranty.
     8.4 [Intentionally Omitted]
     8.5 [Intentionally Omitted]
8.5.1	[Intentionally Omitted]

8.5.2	[Intentionally Omitted]

8.5.3	[Intentionally Omitted]

8.5.4	[Intentionally Omitted]

8.5.5	[Intentionally Omitted]

8.5.6	[Intentionally Omitted]
9 ARTICLE 9: TERM AND TERMINATION
     9.1 Term. The term of this VPA shall begin on the Effective Date and shall continue for thirty-six (36) months from January 1, 2007 (the “Initial Term”). The term of the VPA shall automatically be extended for an additional twelve (12) months beyond the Initial Term (the “Second Term”) unless either party gives written notice to the other party no later than six (6) months prior to the end of the Initial Term that it does not want to extend the term of the VPA for the Second Term.
     9.2 Termination for Cause. Either party may terminate this VPA in the event of a Material Default (including the occurrence of a Force Majeure Event that causes a delay exceeding the Tolling Period) of this VPA by the other party, upon notice to such other party, which notice must describe the reason for such termination and must specify the termination date, which termination date must be no earlier than five (5) Days after the date of such notice. The parties acknowledge that neither party will have the right to terminate this Agreement due to any breach of this Agreement other than a Material Default or insolvency event under Section 9.3 or a Force Majeure Event beyond the tolling period in Section 12.2.
     9.3 Termination for Insolvency. This VPA may be terminated by either party by notice to the other party upon (i) the commencement by the other party of a voluntary or involuntary proceeding under any federal, state, provincial or foreign bankruptcy law or similar law which is not dismissed within ninety (90) Days; (ii) the appointment for the other party of a receiver, trustee or similar official or a general assignment for the benefit of

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such party’s creditors; (iii) the winding up or liquidation of the other party; or (iv) a party becomes unable to pay its debts either because it is subject to a Suspension of Payments order, bankruptcy, or other insolvency proceeding. In the case of (i) to (iv) above, termination may also be effected by serving notice on the liquidator, administrator, or receiver, as the case may be.
     9.4 Rights Upon Termination.
          9.4.1 Disentanglement. Upon termination by either party for any reason under this Agreement, Komag shall complete delivery and HITACHI GST shall accept delivery on all open monthly Purchase Orders for already completed Products included in the Purchase Requirements, and HITACHI GST shall pay for all such Products properly delivered and invoiced in accordance with Article 6, and Komag and HITACHI GST shall cooperate to ensure an orderly separation (collectively, a “Disentanglement”).
          9.4.2 Termination by Komag or HITACHI GST. In the event that either Komag or HITACHI GST terminates this VPA pursuant to either Section 9.2 or Section 9.3, such termination is without prejudice to the terminating party’s rights to recover for damages with respect to the breach that gave rise to the right to terminate.
     9.5 Survival. The following provisions will survive the termination or expiration of this VPA: Articles 1, 2, 6, 8, 9.4, 10, 11, and 12, as well as any obligations arising before the effective date of termination or expiration.
10 ARTICLE 10: OTHER PROVISIONS
     10.1 The terms relating to limitation of liability, indemnification and intellectual property set forth set forth in the Goods Agreement shall apply to all purchases under this VPA.
     10.2 [Intentionally Omitted]
     10.3 EACH HITACHI GST SUBSIDIARY THAT ISSUES PURCHASE ORDERS TO KOMAG UNDER THIS AGREEMENT IS A THIRD PARTY BENEFICIARY OF THE RIGHTS AND REMEDIES AFFORDED HITACHI GST AS CONTAINED IN THIS AGREEMENT.
11 ARTICLE 11: CONFIDENTIALITY
     11.1 [Intentionally Omitted]
     11.2 [Intentionally Omitted]
     11.3 [Intentionally Omitted]
     11.4 [Intentionally Omitted]

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     11.5 Confidentiality of Agreement. In addition to the confidentiality and exchange of information terms of the Goods Agreement, each party agrees that the terms and conditions, but not the existence, of this VPA will be treated as the other’s Confidential Information and that no reference to the terms and conditions of this VPA or to activities pertaining thereto can be made in any form of public or commercial advertising without the prior written consent of the other party; provided, however, that each party may disclose the terms and conditions of this VPA: (i) as required by law, as set forth in the Goods Agreement; (ii) to legal counsel of the parties; (iii) in connection with the requirements of a public offering, secondary offering, debt offering, or securities filing of the parties, or otherwise as obligated by law; (iv) in confidence, to accountants, banks, and financing sources and their advisors; or (v) in confidence, in connection with the enforcement of this VPA or rights under this VPA. In the event of (i), (iii) (iv) and (v), each party agrees to redact terms that are not necessary or required by the disclosure.
     11.6 [Intentionally Omitted]
     11.7 [Intentionally Omitted]
12 ARTICLE 12: GENERAL
     12.1 Governing Law. The choice of law for this VPA shall be the same as set forth in the Goods Agreement.
     12.2 Force Majeure. Neither party shall be liable for its failure to perform any of its obligations hereunder due to a Force Majeure Event, provided that the party suffering such delay immediately notifies the other party of the delay and provided further that the period of delay shall not exceed ninety (90) days (the "Tolling Period"). In the event that the delay exceeds the Tolling Period, the non-breaching party may terminate this VPA pursuant to Section 9.2. For avoidance of doubt, this provision is intended to clarify and supplement the force majeure provision of the Goods Agreement with respect to matters covered by this VPA.
     12.3 Trademarks. Nothing in this VPA gives either party a right to use the other party’s name, trademark(s), or trade name(s), directly or indirectly, without the other party’s prior written consent, except as may be required by applicable law or court order. In such a case, the party required to disclose such information shall provide prompt notice of such requirement in order that the other party may seek appropriate protective orders.
     12.4 Dispute Resolution. The parties agree that any material dispute between the parties relating to this VPA may be handled as follows:
12.4.1	Upon the request of any party, the parties will submit the dispute to a panel of two senior executives (Vice-President or more senior) of each party. Either party may initiate this proceeding by notifying the other party in writing pursuant to the notice provisions of Section 12.11. Within five (5) Days from the date of receipt of the notice, the parties’ executives shall confer (via

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telephone or in person) in an effort to resolve such dispute (the “First Executive Conference”). The decision of the executives shall be final and binding on the parties. Each party’s executives shall be identified by notice to the other party and may be changed at any time thereafter also by notice to the other party. In the event that the dispute cannot resolved in the First Executive Conference, either party is free to pursue any remedies available to it in law or equity, consistent with the terms of this VPA.
     12.5 Assignment. Except as set forth in this Section 12.5, neither this Agreement, nor any of the rights or obligations hereunder, may be assigned, transferred, subcontracted or delegated by a party hereto to any third party (other than an Affiliate of the assigning party), including without limitation, by operation of law or pursuant to a Change of Control, as defined below, without the prior written consent of the other party. Notwithstanding the foregoing, (a) Komag may assign this Agreement, and the rights and obligations hereunder, without the prior consent of HITACHI GST, in connection with a Change of Control and (b) HITACHI GST may assign this Agreement, and the rights and obligations hereunder, without the prior consent of Komag, to a third party in connection with a Change of Control. However, in the event of such Change in Control, the other party (i.e., the party NOT undergoing the Change in Control) may terminate this Agreement upon ninety (90) days notice, and HITACHI GST may exercise its offset rights for any remaining [***] Balance pursuant to Section 6.7. For purposes of this Section 12.5, "Change of Control” shall mean (i) any sale, lease, exchange or other transfer (in one transaction or series of transactions) of all, or substantially all, of the assets of such party, (ii) any consolidation or merger or other combination of a party in which such party is not the continuing or surviving corporation or pursuant to which shares of such party’s common stock would be converted into cash, securities or other property (other than a merger of such party in which the holders of such party’s common stock immediately prior to the merger hold at least a majority of the outstanding securities of the combined entity), or (iii) any transaction (or series of related transactions) pursuant to which any person (as defined in Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act”), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 35% or more of such party’s outstanding common stock. Any purported assignment of this VPA or the rights or obligations of a party under this VPA in violation of this Section 12.5 shall be null, void and of no further force or effect and shall constitute a Material Default.
     12.6 Severability. If any of the provisions of this VPA are held by a court or other tribunal of competent jurisdiction to be unenforceable, the remaining portions of this VPA will remain in full force and effect.
     12.7 Failure to Enforce. The failure of either party to enforce at any time or for any period of time the provisions of this VPA will not be construed to be a waiver of such provisions or of the right of such party to enforce each and every provision of this VPA in the future.

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     12.8 Agency. This VPA does not create a principal to agent, employer to employee, partnership, joint venture, or any other relationship except that of independent contractors between Komag and HITACHI GST.
     12.9 Request in Writing. All requests such as Pull Requests, acceptances/rejections, notices, must be made or confirmed in writing. Such writings must take the form of electronic mail (receipt confirmed), facsimile (receipt-confirmed) and/or posted letter (return-receipt).
     12.10 Counterparts. This VPA may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which will be considered one and the same instrument. A photocopy of a signature or a facsimile of a signature shall be as valid as an original.
     12.11 Notices. Except as otherwise provided herein, all notices hereunder will be deemed given if (a) in writing and delivered personally; or (b) sent by facsimile transmission that is confirmed by return facsimile or e-mail; to the parties at the following addresses (or at such other addresses as will be specified by like notice):

(i)	if to HITACHI GST, to:

Hitachi Global Storage Technologies, Inc.
5600 Cottle Road
San Jose, CA 95193
Attention: Mr. Ed Kwong, Procurement
Fax No.: (408) 717-9298

With a copy to:
Hitachi Global Storage Technologies, Inc.
Hitachi GST Legal Department
Attention: Paula Gani
5600 Cottle Road
San Jose, CA 95193
Fax No.: (408) 717-9289

(ii)	if to Komag to:

Komag USA (Malaysia) Sdn. Bayan Lepas Free Trade Zone
Phase III
11900 Penang
Malaysia
FX: 011-604-643-9881Attention: Kheng Huat Oung, Vice President, GM, Media Operations

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With a copy to:

Komag, Incorporated
1710 Automation Parkway
San Jose, California 95131
Attention: Chief Financial Officer
Fax No.: (408) 944-9234

and

Wilson Sonsini Goodrich & Rosati, P.C.
650 Page Mill Road
Palo Alto, California 94304
Attention: Page Mailliard, Esq.
Selwyn Goldberg, Esq.
Fax No.: (650) 493-6811
Any notice given by mail will be effective when received. Any notice given by electronic mail or facsimile transmission will be effective when the appropriate electronic mail or facsimile transmission acknowledgment is received.
     12.12 Amendments. This VPA may only be amended in writing signed by authorized representatives of each of the parties. To be effective, such amendments must specifically reference this VPA.
     12.13 Complete Agreement. Subject to Section 2.2., this VPA, Exhibits, and specific Purchase Orders and Pull Requests set forth the complete agreement between the parties regarding their subject matter and replace all prior or contemporaneous communications, understandings or agreements, written or oral, about this subject.
     12.14 Performance During Pendency of Disputes. If a dispute arises between the parties, regardless of whether such dispute requires the use of the procedures described in Section 6.2 or Section 12.4, subject to the terms and conditions of this Agreement, (a) in no event nor for any reason shall Komag interrupt the provision of Products to HITACHI GST, delay manufacture or delivery of Products or perform any other action that prevents, slows down, or reduces in any way the provision of Products or HITACHI GST’s ability to conduct its business; and (b) each party shall continue to perform its obligations under this Agreement, unless: (x) authority to do so has been granted by the other party or conferred by a court of competent jurisdiction; or (y) this Agreement has been terminated pursuant to Section 9.2 or Section 9.3 and a Disentanglement has occurred.

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     IN WITNESS WHEREOF, the parties have caused this Volume Purchase Agreement to be signed and accepted by their duly authorized representatives, effective as of the Effective Date.

Hitachi Global Storage Technologies Singapore Pte., Ltd., a Singapore corporation	Komag USA (Malaysia) Sdn. a Malaysian corporation

Komag Incorporated
a Delaware corporation

S-1

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EXHIBIT A
PRICES
[***]

A-1

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ADDITIONAL PAYMENT TERMS
     HITACHI Global Storage Technologies Singapore Pte., Ltd. shall make [***] payments to Komag Inc. of [***] to be applied against [***] purchases of Product in accordance with this Exhibit as set forth below. An [***] Installment shall be made by HITACHI GST on [***] in accordance with [***] Exhibit B. [***]. The [***] Amount shall be repaid by Komag, Inc. to HITACHI GST solely in accordance with [***] Section 6.7 and Section 4.3.3 of the VPA.
     The parties agree that the [***] Amount will be used by the Komag Group solely for manufacturing and operations in connection with the [***], and not for the Komag Group’s general working capital purposes.
     Starting no earlier than the first date that first production comes off the [***], and no later than [***], Komag Inc. shall make payments quarterly, within 7 days of the end of each Quarter, to Hitachi Global Storage Technologies Singapore Pte., Ltd. equal to [***] for each Unit invoiced (to HITACHI GST, its Affiliates or its authorized contract manufacturers listed below) above [***] Units per Quarter, (the "Per Unit Offset") [***], then the remainder of the [***] Balance shall become due and payable to HITACHI GST at the end of the Initial Term, and Komag Inc. shall make such payment in a reasonable period of time not to exceed 15 Days. For purposes of clarification, payments by Komag shall be made to Hitachi Global Storage Technologies Singapore Pte., Ltd only, regardless whether Products are purchased by other HITACHI GST Affiliates or authorized HITACHI GST contract manufacturers.
     HITACHI GST Authorized Contract Manufacturers*
          o Excelstor

*	HITACHI GST may revise this list as needed.

A-2

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EXHIBIT B
Progress Milestones
[***]

B-1

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EXHIBIT C
Warranty Verification and Disposition Flow Chart
[***]

C-1

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EXHIBIT D
Volumes

Quarter	Volume Requirement
[***] Quarter of [***]	[***] Units
[***] Quarter of [***]	[***] Units
[***] Quarter of [***] and each Quarter following the [***] Quarter of [***] through the end of the term of this VPA.	[***] Units

D-1

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EXHIBIT E
Goods Agreement

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GOODS
Agreement # 4902SD0054
This Base Agreement (“Base Agreement”) dated as of 5/01/2002 (“Effective Date”), between International Machines Corporation (“Buyer”) and Komag (“Supplier”), establishes the basis for a multinational procurement relationship under which Supplier will provide Buyer the Products and Services described in SOWs issued under this Base Agreement. Products and Services acquired by Buyer on or after the Effective Date will be covered by this Base Agreement. This Base Agreement will remain in effect until terminated.
1.0 Definitions:
“Affiliates” means entities that control, are controlled by, or are under common control with, a party to this Agreement.
“Agreement” means this Base Agreement and any relevant Statements of Work (“SOW”), Work Authorizations (“WA”), and other attachments or appendices specifically referenced in this Agreement.
“Participation Agreement” or “PA” means an agreement signed by one or more Affiliates which incorporates by reference the terms and conditions in this Base Agreement, any relevant SOW, and other attachments or appendices specifically referenced in PA.
“Personnel” means agents, employees or subcontractors engaged or appointed by Buyer or Supplier.
“Prices” means the agreed upon payment and currency for Products and Services, including all applicable fees, payments and taxes, as specified in the relevant SOW and/or WA.
“Products” means items that Supplier prepares for or provides to Buyer as described in a SOW.
“Services” means work that Supplier performs for Buyer as described in a SOW.
“Statement of Work” or “SOW” means any document that:
1. identifies itself as a statement of work;
2. is signed by both parties;
3. incorporates by reference the term and conditions of this Base Agreement; and
4. describes the Products and Services, including any requirements, specifications or schedules,
“Work Authorization” or “WA” means Buyer’s authorization in either electronic or tangible form for Supplier to conduct transactions under this Agreement in accordance with the applicable SOW (i.e., a purchase order, bill of lading, or other Buyer designated document). A SOW is a WA only if designated as such in writing by Buyer.
2.0 Statement of Work
Supplier will provide the Products or Services as specified in the relevant SOW only when specified in a WA. Supplier will begin work only after receiving a WA from Buyer. Buyer may request changes to a SOW and Supplier will submit to Buyer the impact of such changes. Changes accepted by Buyer will be specified in an amended SOW or change order signed by both parties. Supplier will maintain the capability to supply agreed upon Products, including parts of Products, for a period of _12_ months after withdrawal of such Products as specified in the relevant SOW. Supplier will notify Buyer of its intent to withdraw any Product and will continue to deliver such withdrawn Products for the periods as specified in the relevant SOW.
3.0 Pricing
Supplier will provide Products and Services to Buyer for the Prices. The Prices for Products and Services specified in a WA and accepted by Buyer will be the only amount due to Supplier from Buyer.
4.0 Payments and Acceptance
Terms for payment will be specified in the relevant SOW and/or WA. Payment of invoices will not be deemed acceptance of Products or Services, but rather such Products or Services will be subject to inspection, test, acceptance or rejection by Buyer until successful integration into Buyer’s products, or for a period as specified in the relevant SOW, whichever occurs first. Buyer may, at its option, either reject Products or Services that do not comply with the specifications and requirements for a refund plus any inspection, test and transportation charges paid by Buyer, or require prompt correction or replacement of such Products upon Buyer’s written instruction. Buyer may reject entire lots of Products which do not meet quality levels as specified in the relevant SOW and/or WA.
5.0 Electronic Commerce
To the extent permitted by local law, the parties will conduct transactions using an electronic commerce approach under which the parties will electronically transmit and receive legally binding purchase and sale obligations (“Documents”), including electronic credit entries transmitted by Buyer to the Supplier account specified in the relevant SOW and/or WA. The parties will enter into a separate agreement governing the transmission of such electronic transactions and associated responsibilities of the parties.

6.0 Warranties

6.1 Ongoing Warranties

Form Title: Goods	Form Release: 8/98
Form Owner: Global Procurement	Revision: 09/01

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GOODS
Agreement # 4902SD0054
Supplier makes the following ongoing representations and warranties:
1. it has the right to enter into this Agreement and its performance of this Agreement will comply, at its own expense, with the terms of any contract, obligation, law, regulation or ordinance to which it is or becomes subject;
2. no claim, lien, or action exists or is threatened against Supplier that would interfere with Buyer’s use or sale of the Products;
3. Products and Services do not infringe any intellectual property right of a third party;
4. all authors have agreed not to assert their moral rights (personal rights associated with authorship of a work under applicable law), in the Products, to the extent permitted by law;
5. Products are free from defects in design (except for written designs provided by Buyer unless such designs are based entirely on Supplier’s specifications), material and workmanship and will conform to the warranties, specifications and requirements, including but not limited to quality requirements, in this Agreement for the time period from the date of shipment as specified in the relevant SOW and/or WA;
6. Products are safe for use consistent with and will comply with the Warranties, specifications and requirements in this Agreement;
7. Products and Services which interact in any capacity with monetary data are euro ready such that when used in accordance with their associated documentation they are capable of correctly processing monetary data in the euro denomination and respecting the euro currency formatting conventions (including the euro sign);
8. none of the Products contain nor are any of the Products manufactured using ozone depleting substances known as halons, chlorofluorocarbons, hydrochlorofluorocarbons, methyl chloroform and carbon tetrachloride as defined by the Montreal Protocol;
9. Products are new and do not contain used or reconditioned parts;
10. it is knowledgeable with, and is and will remain in full compliance with all applicable export and import laws, regulations, orders, and policies (including, but not limited to, securing all necessary clearance requirements, export and import licenses and exemptions from, and making all proper filings with appropriate governmental bodies and/or disclosures relating to the release or transfer of technology and software to non U.S. nationals);
11. it will not export, directly or indirectly, any technology, software or commodities provided by Buyer or their direct product to any of the countries or to nationals of those countries, wherever located, listed in U.S. Export Administration Regulations’ Country Groups D:1 and E:2, as modified from time to time, unless authorized by appropriate government license or regulations;
12. It will not use, disclose, or transfer across borders any information that is processed for Buyer that may identify an individual (Personal Data), except to the extent necessary to perform under this Agreement; and
13. it will comply with all applicable data privacy laws and regulations, will implement and maintain appropriate technical and other protections for the Personal Data, and will cooperate fully with Buyer’s requests for access to, correction of, and destruction of Personal Data in Supplier’s possession.
THE WARRANTIES IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES AND CONDITIONS, EXPRESS OR IMPLIED, INCLUDING THOSE WARRANTIES OR CONDITIONS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.
6.2 Warranty Redemption
Subject to Section 9.0 Supplier Liability for Third Party Claims, if Products or Services do not comply with the warranties in this Agreement, Supplier will repair or replace Products (at the latest revision level) or re-perform Services, or credit or refund the Price of Products or Services, such remedy at Buyer’s discretion. For such Products, Supplier will issue to Buyer a Return Material Authorization (“RMA”) within five (5) days of Buyer’s notice. If Supplier fails to repair or replace Products or re-perform Services in a timely manner, Buyer may do so and Supplier will reimburse Buyer for actual and reasonable expenses. Buyer may return Products which do not conform to the warranties in this Agreement from any Buyer location to the nearest authorized Supplier location at cost of Supplier and Supplier will, at cost of Supplier, return any repaired or replaced Product in a timely manner.
6.3 Post Warranty Service
Supplier will offer post warranty Services as specified in the relevant SOW or identify a third party which will provide such Services. In the event a third party or Buyer will provide such Services, Supplier will provide the designated party with the information required for the performance of the Services.
6.4 Defects
Supplier will, at Buyer’s discretion, repair or replace, or credit or refund Products that are Defective as specified in the relevant SOW (“Defective Products”), or where a safety defect is found. Supplier will commence such performance within five (5) calendar days of Buyer’s notice to Supplier of Defective Products. Supplier will reimburse Buyer for all actual and

Form Title: Goods	Form Release: 8/98
Form Owner: Global Procurement	Revision: 09/01

PORTIONS DENOTED WITH [***] HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUESTS FOR CONFIDENTIAL TREATMENT

GOODS
Agreement # 4902SD0054
reasonable expenses incurred by Buyer for such repair and replacement of Defective Products, including expenses associated with problem diagnosis, field and finished goods inventory repair, and replacement.
7.0 Delivery
7.1 Delivery Logistics
Delivery under this Agreement means delivery to the Buyer location and delivery point as specified in the relevant SOW and/or WA. Buyer may cancel of reschedule the delivery date or change the delivery point as specified in the relevant SOW and/or WA. The term of sale will be specified in a SOW or WA. Buyer may issue a twelve (12) month rolling forecast for quantities of Products that may be required. Supplier will only deliver the Products specified in a WA. ANY PRODUCT QUANTITIES CITED IN OR PURSUANT TO THIS AGREEMENT, EXCEPT FOR QUANTITIES CITED IN A WA AS FIRM, ARE PRELIMINARY AND NON-BINDING ONLY, BUYER MAKES NO REPRESENTATION OR WARRANTY AS TO THE QUANTITY OF PRODUCTS THAT IT WILL PURCHASE, IF ANY.
7.2 On-Time Delivery
The lead-time for Buyer to issue a WA prior to delivery will be specified in a SOW. Products specified in a WA for delivery with such lead-time will be delivered on time. Supplier will use reasonable efforts when Buyer requests delivery with a shorter lead-time. If Supplier cannot comply with a delivery commitment, Supplier will promptly notify Buyer of a revised delivery date and Buyer may:
1. cancel without charge Products or Services not yet delivered;
2. require Supplier to deliver Products using priority freight delivery at Supplier’s expense for the incremental freight charges; and
3. exercise all other remedies provided at law, in equity and in this Agreement.
8.0 Intellectual Property
Supplier grants Buyer all intellectual property rights licensable by Supplier which are necessary for Buyer to use and sell the Products. This Agreement does not grant either party the right to use the other party’s or their Affiliates’ trademarks, trade names or service marks.
9.0 Supplier Liability for Third Party Claims
9.1 General Indemnification
Supplier will defend, hold harmless and indemnify, including legal fees. Buyer and Buyer Personnel against third party claims that arise or are alleged to have arisen as a result of negligent or intentional acts or omissions of Supplier or Supplier Personnel or breach by Supplier of any term of this Agreement.
9.2 Intellectual Property Indemnification
Supplier will defend, or at Buyer’s option cooperate in the defense of, hold harmless and indemnify, including legal fees, Buyer and Buyer Personnel from third party claims that Supplier’s Products or Services infringe the intellectual property rights of a third party. ; provided however, Buyer shall (i) promptly notify supplier in writing of the claim, (ii) provide Supplier sole control over the defense and/or settlement of such claim, at Supplier’s expense and with Suppliers choice of counsel, and (iii) at Suppliers request and expense, provide full information and reasonable assistance to Supplier with respect to such claim. Buyer may join in defense of a claim with counsel of its choice at its expense. If such a claim is or is likely to be made. Supplier will, at its own expense and option , exercise the one or more of the following remedies that is practicable:
1. obtain for Buyer the right to continue to use and sell the Products and Services consistent with this Agreement;
2. modify the Products and Services so they are non-infringing and in compliance with this Agreement;
3. replace the Products and Services, or other affected Deliverables or Services, with non-infringing ones that comply with this Agreement; or
4. If none of the foregoing are commercially feasible, then at Buyer’s request, accept the cancellation of infringing Services and the return of the infringing Products and refund any amount paid.
9.3 Exceptions to Indemnification
Supplier will have no obligation to indemnify Buyer or Buyer Personnel for claims that Supplier’s Products or Services infringe the intellectual property rights of a third party to the extent such claims arise as a result of:
1. Buyer’s combination of Products or Services with other third party products or services not reasonably foreseeable by Supplier and such infringement or claim would have been avoided in the absence of such combination;
2. Supplier’s implementation of a Buyer originated design and such infringement or claim would have been avoided in the absence of such implementation; or

Form Title: Goods	Form Release: 8/98
Form Owner: Global Procurement	Revision: 09/01

PORTIONS DENOTED WITH [***] HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUESTS FOR CONFIDENTIAL TREATMENT

GOODS
Agreement # 4902SD0054
3. modification of the Products except for intended modifications required for use of the Products and such infringement or claim would have been avoided in the absence of such modification; or
4. The use by Buyer an specified release of any Product more than thirty (300 days after supplier notifies buyer in writing that continued use of the specified release may subject Supplier to such claim of infringement, provide (A) that on or before giving such notice to Buyer, Supplier has provided Buyer with a replacement release of the affected Product, and (B) that such claim of infringement would have been avoided by the use of such replacement release.
10.0 Limitation of Liability between Supplier and Buyer
In no event will either party be liable to the other for any lost revenues, lost profits, incidental, indirect, consequential, special or punitive damages. This mutual Limitation of Liability does not limit the obligations and liability of Supplier provided in Section 9.0 Supplier Liability for Third Party Claims or Subsection 6.4 Defects. In no event will either party be liable for the respective actions or omissions of its Affiliates under this Agreement.
11.0 Supplier and Supplier Personnel
Supplier is an independent contractor and this Agreement does not create an agency relationship between Buyer and Supplier or Buyer and Supplier Personnel. Buyer assumes no liability or responsibility for Supplier Personnel. Supplier will:
1. ensure it and Supplier Personnel are in compliance with all laws, regulations, ordinances, and licensing requirements;
2. be responsible for the supervision, control, compensation, withholdings, health and safety of Supplier Personnel.
3. Inform Buyer if a former employee of Buyer will be assigned work under this Agreement, such assignment subject to Buyer approval; and
4. ensure Supplier Personnel performing Services on Buyer’s premises comply with the On Premises Guidelines and upon request, provide Buyer, for export evaluation purposes, the country of citizenship and permanent residence and immigration status of those persons. Buyer retains the right to refuse to accept persons made available by Supplier for export control reasons.
12.0 Insurance
Supplier will maintain at its expense:
1. commercial general or public liability insurance with a minimum limit per occurrence or accident of 1,000,000 USD (or local currency equivalent);
2. workers’ compensation or employer’s liability insurance as required by local law, such policies waiving any subrogation rights against Buyer; and
3. automobile liability insurance as required by local statute but not less than 1,000,000 USD (or local currency equivalent) if a vehicle will be used in the performance of this Agreement.
Insurance required under clauses (1) and (3) will name Buyer as an additional insured with respect to Buyer’s insurable interest, will be primary or non-contributory regarding insured damages or expenses, and will be purchased from insurers with an AM Best Rating of B+ or better and a financial class rating of 11 or better.
13.0 Term and Termination
13.1 Termination of this Base Agreement
Either party may terminate this Base Agreement, without any cancellation charge, for a material breach of this Agreement by the other party or if the other party becomes insolvent or files or has filed against it a petition in bankruptcy (“Cause”), to the extent permitted by law. Such termination will be effective at the end of a thirty (30) day written notice period if the Cause remains uncured. Either party may terminate this Base Agreement without Cause when there are no outstanding SOWs or WAs.
13.2 Termination of a SOW or WA
Buyer may, upon written notice to Supplier, terminate a SOW or WA:
1. with Cause effective immediately; or
2. without Cause.
Upon termination, in accordance with Buyer’s written direction, Supplier will immediately:
1. cease work;
2. prepare and submit to Buyer an itemization of all completed and partially completed Products and Services;
3. deliver to Buyer Products satisfactorily completed up to the date of termination at the agreed upon Prices in the relevant SOW and/or WA; and
4. deliver upon request any work in process.
In the event Buyer terminates without Cause, Buyer will compensate Supplier for the actual and reasonable expenses incurred by Supplier for work in process up to and including the date of termination, provided Supplier uses reasonable efforts to mitigate Buyer’s liability under this Subsection by, among other actions, accepting the return of, returning to its suppliers.

Form Title: Goods	Form Release: 8/98
Form Owner: Global Procurement	Revision: 09/01

PORTIONS DENOTED WITH [***] HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUESTS FOR CONFIDENTIAL TREATMENT

GOODS
Agreement # 4902SD0054
selling to others, or otherwise using the canceled Products (including raw materials or works in process) and provided such expenses do not exceed the Prices.
14.0 General
14.1 Amendments
This Agreement may only be amended by a writing specifically referencing this Agreement which has been signed by authorized representatives of the parties.
14.2 Assignment
Neither party will assign their rights or delegate or subcontract their duties under this Agreement to third parties or Affiliates without the prior written consent of the other party, such consent not to be withheld unreasonably, except that either party may assign this Agreement in conjunction with the sale of a substantial part of its business utilizing this Agreement. Any unauthorized assignment of this Agreement is void.
14.3 Choice of Law and Forum; Waiver of Jury Trial; Limitation of Action
This Agreement and the performance of transactions under this Agreement will be governed by the laws of the country where the Buyer entering into the relevant agreement or PA is located, except that the laws of the State of New York applicable to contracts executed in and performed entirely within that State will apply if any part of the transaction is performed within the United States. The United Nations Convention on Contracts for the International Sale of Goods does not apply. The parties expressly waive any right to a jury trial regarding disputes related to this Agreement. Unless otherwise provided by local law without the possibility of contractual waiver or limitation, any legal or other action related to this Agreement must be commenced no later than two (2) years from the date on which the cause of action arose.
14.4 Communications
All communications between the parties regarding this Agreement will be conducted through the parties’ representatives as specified in the relevant sow. Supplier will use reasonable efforts to participate in replenishment logistics programs presented by Buyer.
14.5 Counterparts
This Agreement may be signed in one or more counterparts, each of which will be deemed to be an original and all of which when taken together will constitute the same agreement. Any copy of this Agreement made by reliable means (for example, photocopy or facsimile ) is considered an original.
14.6 Exchange of Information
All information exchanged is non confidential. If either party requires the exchange of confidential information, it will be made under a separate signed confidentiality agreement between the parties. The parties will not publicize the terms of this Agreement, or the relationship, in any advertising, marketing or promotional materials without prior written consent of the other party except as may be required by law, provided the party publicizing obtains any confidentiality treatment available. Supplier will use information regarding this Agreement only in the performance of this Agreement. For any business personal information relating to Supplier personnel that Supplier provides to Buyer, Supplier has obtained the agreement of the Supplier Personnel to release the information to Buyer and to allow Buyer to use such information in connection with this Agreement.
14.7 Freedom of Action
This Agreement is nonexclusive and either party may design, develop, manufacture, acquire or market competitive products or services. Buyer will independently establish prices for resale of Products or Services and is not obligated to announce or market any Products or Services and does not guarantee the success of its marketing efforts, if any.
14.8 Force Majeure
Neither party will be in default or liable for any delay or failure to comply with this Agreement due to any act beyond the control of the affected party. excluding labor disputes, provided such party immediately notifies the other.
14.9 Obligations of Affiliates
Affiliates will acknowledge acceptance of the terms of this Agreement through the signing of a PA before conducting any transaction under this Agreement.
14.10 Prior Communications and Order of Precedence

Form Title: Goods	Form Release: 8/98
Form Owner: Global Procurement	Revision: 09/01

PORTIONS DENOTED WITH [***] HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUESTS FOR CONFIDENTIAL TREATMENT

GOODS
Agreement # 4902SD0054
This Agreement replaces any prior oral or written agreements or other communication between the parties with respect to the subject matter of this Agreement, excluding any confidential disclosure agreements. In the event of any conflict in these documents, the order of precedence will be:
1.	the quantity, payment and delivery terms of the relevant WA;

2.	the relevant SOW;

3.	this Base Agreement; and

4.	the remaining terms of the relevant WA.
14.11 Record Keeping and Audit Rights
Supplier will maintain (and provide to Buyer upon request) relevant business and accounting records to support invoices under this Agreement and proof of required permits and professional licenses, for a period of time as required by local law but not for leas than three (3) years following completion or termination of the relevant SOW and/or WA. All accounting records will be maintained in accordance with generally accepted accounting principles.
14.12 Severability
If any term in this Agreement is found by competent judicial authority to be unenforceable in any respect, the validity of the remainder of this Agreement will be unaffected, provided that such unenforceability does not materially affect the parties’ rights under this Agreement.
14.13 Survival
The provisions set forth in the following Sections and Subsections of this Base Agreement will survive after termination or expiration of this Agreement and will remain in effect until fulfilled; “Ongoing Warranties”, “Defects”, “Warranty Redemption”, “Intellectual Property”, “Supplier Liability for Third Party Claims”, “Limitation of Liability between Supplier and Buyer”, “Record Keeping and Audit Rights”, “Choice of Law and Forum; Waiver of Jury Trial; Limitation of Action”, “Exchange of Information”, and “Prior Communications and Order of Precedence”.
14.14 Waiver
An effective waiver under this Agreement must be in writing signed by the party waiving its right. A waiver by either party of any instance of the other party’s noncompliance with any obligation or responsibility under this Agreement will not be deemed a waiver of subsequent instances.
15.0

ACCEPTED AND AGREED TO:			ACCEPTED AND AGREED TO:

International Business Machines Corporation			Komag

By:	/s/ Gary Nakao	5/04/02	By:	Mitchell T. Shetterly	5/04/02

Buyer Signature		Date	Supplier Signature		Date

Gary Nakao			Mitchell T. Shetterly
Printed Name			Printed Name

Commodity Manager — STD			Technical Sales Manager — Komag
Title & Organization			Title & Organization

Buyer Address:			Supplier Address:
5600 Cottle Road			1710 Automation Parkway

San Jose , Ca. 95193			San Jose , Ca. 95131
USA			USA

Form Title: Goods Form Owner: Global Procurement	Form Release: 8/98 Revision: 09/01